Exhibit 10.1

DEMAND PROMISSORY NOTE

$15,000

10% Interest Per Annum

May 4, 2007

In consideration of the Loan Agreement dated May 4, 2007 (hereinafter referred to as a "Loan") Ken Edwards, an individual (the "Lender"), has made to Alynx, Co, a Nevada corporation (the "Borrower"), and for value received, the Borrower hereby promises to pay to the order of the Lender, at 1378 Ramola Street, Kaysville, UT 84037, or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of fifteen thousand dollars ($15,000).

The unpaid principal balance of the Note shall be paid on the date, which is 30 days after the date of demand for payment by the Lender or on May 4, 2007.

The Borrower hereby further promises to pay to the order of the Lender interest on the outstanding principal amount from the date hereof, at an annual rate equal to ten percent (10%).

Interest shall be payable when the unpaid principal balance of the Note is paid.

All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest and then to principal. Interest payable hereunder shall be calculated for actual days elapsed on the basis of 360-day year. Accrued and unpaid interest shall be due and payable upon maturity of this Note. After maturity or in the event of default, interest shall continue to accrue on the Note at the rate set forth above and shall be payable on demand of the Lender.

The outstanding principal amount of this Note may be prepaid by the Borrower upon notice to the Lender in whole at any time or in part from time to time without any prepayment penalty or premium; provided, that upon such payment any interest due to the date of such prepayment on such prepaid amount shall also be paid.

This Agreement shall be construed in accordance with and governed by the laws of the State of Utah.

Alynx, Co.

/s/ Ken Edwards

Ken Edwards, President